EXHIBIT 10.44                                       Execution Copy (2)

               EXECUTIVE EMPLOYMENT AGREEMENT
               ------------------------------


     EMPLOYMENT AGREEMENT (the "Agreement"), effective as of July
15, 1997, by and among MCC-DSD HOLDINGS, INC., a Delaware corporation ("Holdings"), MOTHER'S CAKE & COOKIE CO., a
California corporation ("Mother's), SPECIALTY FOODS CORPORATION, a Delaware corporation ("SFC"), and PATRICK J. O'DEA (the
"Executive"). Holdings, Mother's and SFC are each sometimes herein referred to individually as an "Employer" and are sometimes referred to collectively as the "Employers."

     The Employers wish to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

     Accordingly, the Employers and the Executive hereby agree as follows:

     1.   Employment, Duties and Acceptance.

          1.1 Employment Duties. The Employers hereby employ the Executive for the Term (as defined in Section 2), to render exclusive and full-time services to the Employers, as the President and Chief Executive Officer of Holdings and Mother's (or in such other capacity as may be agreed to in writing by the parties to this Agreement), and to perform such other duties (consistent with the customary duties of a corporate officer of a subsidiary corporation as may be assigned to the Executive by the Board of Directors of SFC, Holdings and Mother's (collectively, the "Boards"), and the Chief Executive Officer of SFC.

          1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Employers' interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of any subsidiary of either Employer, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders of either Employer or the shareholders or Board of Directors of any such subsidiary, as the case may be.

     2.   Terms of Employment.

          2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence as of the date of this Agreement (the "Effective Date") and shall, unless sooner terminated pursuant to Section 2.2 hereof, end on December 31, 2000. If the Executive remains employed by the Employers after December 31, 2000, then the Term shall be deemed to be ended and the Executive's employment shall be employment at will unless the parties otherwise agree in writing.

          2.2 Early Termination. The Term shall end earlier than the December 31, 2000 if sooner terminated pursuant to
Article 4.

     3.   Compensation; Benefits.

          3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Employers agree to pay the Executive a base salary at an annual rate of $280,000 (the "Base Salary"). The annual Base Salary rate may be increased from time to time, in the sole discretion of the Boards.

          3.2  Bonus; Relocation Allowance.

               3.2.1 In addition to the amounts to be paid to the Executive pursuant to Section 3.1, the Executive will be eligible to receive with respect to each fiscal year of the Employers commencing with their fiscal year ending December 31, 1997, an incentive bonus (the "Incentive Bonus") equal to a percentage of Base Salary for such fiscal year based on the achievement by the Employers of performance targets ("Performance Targets") to be set in the beginning of such fiscal year by the compensation committee of the Boards, such that if the minimum Performance Target is not achieved, the Incentive Bonus shall be zero; if the intermediate Performance Target is achieved, the Incentive Bonus shall be equal to 75% of Base Salary; and if the maximum Performance Target is achieved, the Incentive Bonus shall be equal to 150% of Base Salary (provisions for pro rata Incentive Bonus amounts for achievements between the minimum Performance Target and the intermediate Performance Target or between the intermediate Performance Target and the maximum Performance Target, as the case may be, shall also be established). The Incentive Bonus for each fiscal year shall be paid to the Executive within 30 days of the receipt by the Employers of their audited financial statements for such fiscal year. Notwithstanding anything herein to the contrary, Executive shall, subject to the Employers meeting required performance objectives, receive a bonus for the year ended December 31, 1997 calculated in a manner as if the Executive had been employed by the Employers pursuant to this Agreement beginning on January 1, 1997. Notwithstanding the foregoing, in no event shall the bonus payable to the Executive for the year ended December 31, 1997 be less than $70,000.

               3.2.2 In addition to the amounts to be paid to the Executive pursuant to Section 3.1, the Executive will be eligible to receive a relocation bonus equal to $30,000 per year on July 15, 1997, April 1, 1998 and April 1, 1999; provided that Executive remains employed by the Company on each such date (the "Relocation Bonus").

          3.3 Business Expenses. The Employers shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Employers customarily require of their other senior executives.

          3.4 Vacation. During the Term, the Executive shall be entitled to a paid vacation period or periods taken in accordance with the vacation policy of the Employers during each year of the Term; provided, that the Executive shall be entitled to not less than four (4) weeks paid vacation for each year of the Term. Vacation time not taken in the year it is granted shall not carry-over to the following year.

          3.5  Fringe Benefits; Securities Investment; Stock
Options.

               3.5.1     Benefits.  During the Term, the
Executive shall be entitled to all benefits for which the Executive shall be eligible under any long term incentive plan, qualified pension plan, 401(k) plan, annuity plan, group insurance plan or other so-called "fringe" benefit plan which Mother's provides to its executive officers generally.

               3.5.2     Management Option and Bonus.  The
Executive shall participate in the management stock option plan (the "Option Plan") of the Employers and may from time to time receive grants in addition to the grants Executive has already received.

          3.6 Withholding. All compensation of the Executive by the Employers provided for in this Agreement, whether in the form of cash, securities or "fringe" benefits, shall be subject to such deductions or amounts to be withheld as required by applicable law and regulations. Whenever compensation provided for under this Agreement is to be delivered to the Executive in a form other than cash, the Employers may require as a condition of delivery that the Executive remit to the Employers an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. If the compensation referred to in the preceding sentence is in the form of securities (whether by the vesting of securities or otherwise), the Employers shall, if the Executive so requests and the Employers consent (such consent not to be withheld unreasonably), satisfy the requirements of the preceding sentence, to the extent permitted by applicable law, by deducting from the number of securities otherwise deliverable to the Executive, a number of securities having a fair market value equal to the amount required to satisfy all federal, state and other governmental withholding tax requirements related thereto.

          3.7  Source of Payment; Nature of Certain Payments.
Any amounts payable to or on behalf of the Executive under this Agreement shall be paid by Mother's unless the Executive otherwise consents in writing.

     4.   Termination.

          4.1 Death. If the Executive shall die during the Term, upon the date of the Executive's death the Term shall terminate and no further amounts or benefits shall be payable hereunder, except that the Employers shall be obligated to pay to the Beneficiary (as defined below) in exchange for a release in form and substance acceptable to the Employers acting reasonably, within 60 days of the date of the Executive's death, (i) all unpaid Base Salary accrued through and including the date of the Executive's death, (ii) a lump sum amount equal to Base Salary for one year, at the rate in effect on the date of the Executive's death (the "Annual Base Salary Upon Death"), (iii) a lump sum equal to $30,000 representing the amount of one Relocation Bonus payable to the Executive, and (iv) an additional lump sum bonus amount equal to the sum of (x) 75% of Annual Base Salary Upon Death and (y) 75% of Annual Base Salary Upon Death pro rated for the period commencing on the first day of the fiscal year during which the Executive's death occurred and ending on the date of Executive's death; it being understood that such 75% bonus level has been agreed to in satisfaction of any actual bonus for the year in which the Executive's death occurs because it is impossible to determine the performance of the Employers for future periods. The "Beneficiary" shall be (i) the beneficiary designated by the Executive on a form prescribed for such purpose by the Employers, or (ii) in the absence of such designation, the Executive's executor or legal representative.

          4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any twelve month period, the Employers may on any day (the "Disability Termination Date") after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months (but, in each case, before the Executive has recovered from such disability), by written notice to the Executive, terminate the Term (a "Disability Termination") and no further amounts or benefits shall be payable hereunder, except that the Employers shall be obligated to pay to the Executive in exchange for a release in form and substance acceptable to the Employers acting reasonably, within 60 days of the Disability Termination Date, (i) all unpaid Base Salary accrued through and including the Disability Termination Date, (ii) a lump sum amount equal to Base Salary for one year, at the rate in effect on the Disability Termination Date (the "Annual Base Salary Upon Disability"),
(iii) a lump sum equal to $30,000 representing the amount of one Relocation Bonus payable to the Executive, and (iv) an additional lump sum bonus amount equal to the sum of (x) 75% of Annual Base Salary Upon Disability and (y) 75% of Annual Base Salary Upon Disability prorated for the period commencing on the first day of the fiscal year during which the Disability Termination occurred and ending on the Disability Termination Date; it being understood that such 75% bonus level has been agreed to in satisfaction of any actual bonus for the year in which the Executive's death occurs because it is impossible to determine the performance of the Employers for future periods. If the Executive shall die before receiving all amounts required to be paid by the Employers in accordance with the foregoing, such amounts shall be paid to the Beneficiary.

          4.3  Cause; Voluntary Termination.

               4.3.1 In the event of the conviction of the Executive of any felony involving intentional conduct on the part of the Executive, the conviction of the Executive of any lesser crime or offense involving the illegal use or conversion of property of the Employers or any of their subsidiaries or affiliates, the willful misconduct by the Executive in connection with the performance of the Executive's duties hereunder (which shall not be deemed to include an action by the Executive taken in good faith in the best interest of the Employers) or the continued breach by the Executive of any material provision of this Agreement after notice of such breach has been actually received by the Executive from the Employers (the "deemed receipt" provisions of Article 8 hereof being inapplicable to this Section 4.3.1), the Employers may at any time, by written notice to the Executive, terminate the Term (a "Termination For Cause") and, upon such Termination For Cause, the Term shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder; provided, that the Employers shall be obligated to pay to the Executive in exchange for a release in form and substance acceptable to the Employers acting reasonably, within 60 days of the date of termination, all unpaid Base Salary accrued, and provide the Executive with all benefits and expense reimbursement to which the Executive would otherwise be entitled, through and including the date of termination.

               4.3.2. Upon a voluntary termination of the term by the Executive (a "Voluntary Termination") without Good Reason (as defined in Section 4.4.2), the Term shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder; provided, that the Employers shall be obligated to pay to the Executive in exchange for a release in form and substance acceptable to the Employers acting reasonably, within 60 days of the date of termination, all unpaid Base Salary accrued, and provide the Executive with all benefits and expense reimbursement to which the Executive would otherwise be entitled, through and including the date of termination.

          4.4  Termination by Employers Without Cause;
Termination by the Executive for Good Reason.

               4.4.1     Upon a Termination Without Cause (as
defined below) or a Voluntary Termination with Good Reason (as defined below):

                    (a)  the Employers shall pay to the
Executive, within 60 days of the date of termination, all unpaid Base Salary accrued, and provide the Executive with all benefits and expense reimbursement to which the Executive would otherwise be entitled, through and including the date of termination,

                    (b) subject to Sections 4.4.4 and 4.4.6, the Employers shall, in exchange for a release in form and substance acceptable to the Employers acting reasonably, pay the following to the Executive:

                         (i)  the Employers shall continue
     payments of Base Salary to the Executive (the
     "Continued Salary"), at the rate and at such times as are in effect on the date of termination (the "Base
     Salary Upon Termination"), for the 12 month period following the date of termination (the "Payment
     Period"),

                         (ii) the Employers shall continue
     medical, dental and life insurance benefits during the Payment Period (the "Continued Benefits"),

                         (iii)     the Employers shall pay
     $30,000 on the date April 1 occurring during the Payment Period in satisfaction of the Relocation Bonus payable to the Executive on such date, and

                         (iv) the Employers shall pay to the
     Executive, at the end of the Payment Period, a bonus (the "Continued Bonus," and together with the Continued Salary and the Continued Benefits, the "Continued Payments") in an amount equal to 75% of the aggregate base salary paid to the Executive during the period commencing on the day after the last day of the last fiscal year completed prior to the date of termination and ending on the last day of the Payment Period; it being understood that such 75% bonus level has been agreed to because it is impossible to determine the performance of the Employers for future periods.

               4.4.2     Definitions:

                    (a)  "Termination Without Cause" means the
termination of the Term by the Employers for reasons other than those described in Sections 4.1, 4.2 or 4.3.

                    (b)  "Good Reason" means the continuation of
any of the following (without the Executive's express prior consent) after written notice provided by the Executive and the failure by the Employers to remedy such event within thirty (30) days after receipt of such notice:

                         (i)  a reduction in the Executive's
     Base Salary, as in effect at the date hereof pursuant to Section 2.2 or as in effect pursuant to increases from time to time made during the Term;

                         (ii) failure by the Employers to
     pay to the Executive an Incentive Bonus or Relocation
     Bonus, to the extent earned as provided for in this Agreement;

                         (iii)     a failure by the
     Employers to provide any benefit or compensation plan (including any pension, profit sharing, annuity, life insurance, health, accidental death or dismemberment or disability plan), or any substantially similar benefit or compensation plan, which has been made available to other comparable executives of Mother's on terms no less favorable to the Executive than the terms offered to such other executives; provided, however, that nothing in this clause (iii) shall be construed to mean that the Employers shall be constrained from amending or eliminating any benefit or compensation plan as such is applied to the Executive and to other comparable executives of Mother's; provided, further, that a failure by the Employers to include the Executive in any stock option plan or bonus plan shall not constitute Good Reason hereunder;

                         (iv) the assignment to the
     Executive of any duties materially inconsistent with the Executive's position as an executive officer of Mother's;

                         (v)  a materially adverse change in
     the Executive's title or the line of authority through which the Executive is required to report (it being understood that the Executive shall at all times report to either the Chief Executive Officer or the Chief Operating Officer of SFC) without the prior written consent of the Executive;

                         (vi) any reason whatsoever upon the
     election of the Executive at any time during the period occurring 90 to 180 days after the sale by SFC of a majority of the capital stock of Holdings or Mother's or all or substantially all of the assets of Mother's;

                         (vii)     a relocation of the
     corporate headquarters of Mother's requiring the Executive to relocate to a place other than the greater
     San Francisco Bay area; or

                         (viii)    any material breach of
     this Agreement by the Employers.

               4.4.3 In the event of a Termination Without Cause or a Voluntary Termination for Good Reason, the Executive shall not be required to mitigate his damages hereunder; provided, however, that, notwithstanding the foregoing, if there are any damages hereunder by reason of the events of termination described above which are "contingent on" a Section 280G Change (as defined below) within the meaning of Section 280G(b)(2)(A) of the Code after a Public Offering (as defined below) (i) the Executive shall be required to mitigate such damages hereunder, including any such damages theretofore paid, but not in excess of the extent, if any, necessary to prevent the Employers from losing any tax deductions to which they would otherwise be entitled in connection with such damages if they were not so "contingent on" a Section 280G Change (provided, that, the parties agree that this clause (i) shall not require the Executive to violate Section 5.2 hereof) and (ii) in addition to any obligation under the preceding clause (i), and without duplication of any amounts required to be paid to the Employers thereunder, if any such termination occurs and the Executive, whether or not required to mitigate his damages under clause (i) above, thereafter obtains other employment, the total compensation received in connection with such other employment, whether paid to the Executive or deferred for his benefit, for services prior to the end of the Modified Payment Period (as defined below) (up to the aggregate amount of damages described in Section 4.4.1(b)) shall be paid over to the Employers as received with respect to such period. Notwithstanding the provisions of this Section 4.4.3, the Employers shall not have the right to enforce their rights under this Section 4.4.3 by set off against or by otherwise withholding any amounts receivable by the Executive (or payable on the Executive's behalf) under this Agreement upon or following the time at which they are required to be paid under this Agreement.

               4.4.4 In the event that any amounts or other benefit payable pursuant to Section 4.4 or 4.5 (other than Section 4.4.6) (including, but not limited to, the Continued Payments, the receipt of any security upon the exercise of any Option, or the lapse of any direct or indirect restriction on the ability to transfer any such security for the fair market value thereof) would be deemed "contingent on" a Section 280G Change (within the meaning of Section 280G(b)(2)(A) of the Code) that occurs subsequent to a Public Offering:

                    (a)  the Continued Salary shall be paid, the
Continued Bonus shall be calculated by reference to and the Continued Benefits shall be provided for the shorter of (i) 12 months following the date of termination, and (ii) the remainder of the Term (even if such remaining period is less than twelve months) (the "Modified Payment Period"), and

                    (b)  the Continued Salary and the Continued
Bonus (as modified in clause (a) of this Section 4.4.4) shall be paid to the Executive by the Employers, within 60 days of the date of termination, in a lump sum, which lump sum shall be discounted to the present value, on the date of payment, of the Continued Salary (as if paid at the times the Base Salary would have been paid to the Executive under Section 2.2 if the Executive had been employed by the Employers during the Modified Payment Period) and the Continued Bonus (as if paid on the last day of the Modified Payment Period) at the Discount Rate. "Discount Rate" shall mean the discount rate described in Section 280G(d)(4) of the Code. The parties hereby elect, to the extent permitted for purposes of such Section 280G(d)(4), to base the Discount Rate on the applicable federal rate in effect on the date hereof.

               4.4.5 It is the intention of the parties that, if there has been a Public Offering and a Section 280G Change occurs, payments to be made to the Executive in the event of a Termination Without Cause or a Voluntary Termination for Good Reason qualify as "reasonable compensation for personal services to be rendered on or after the date of the change" within the meaning of Section 280G(b)(4)(A) of the Code and Q&A 42(b) of Proposed Regulation Section 1.280G-1 thereunder (as amended from time to time), and the provisions of this Agreement shall, in the event of any ambiguity, be interpreted in a manner consistent with the foregoing.

               4.4.6     For purposes of this Agreement:

                    (a)  A "Section 280G Change" shall mean a
"change in the ownership or effective control" of either Employer or a "change .in the ownership of a substantial portion of the assets" of either Employer, in each case within the meaning of
Section 280G(b)(2)(A)(i) of the Code.

                    (b)  A "Public Offering" shall mean an
initial public offering of stock of either Employer if at any time thereafter stock of either Employer is "readily tradable on an established securities market or otherwise" (within the meaning of Section 280G(b)(5)(A)(ii) of the Code).

     5.   Protection of Confidential Information:  Non-
Competition; No Solicitation.

          5.1 In view of the fact that the Executive's work for the Employers will bring the Executive into close contact with many confidential affairs of the Employers not readily available to the public, and plans for future developments, the Executive agrees:

               5.1.1 To keep and retain in the strictest confidence all confidential matters of the Employers, including, without limitation, to the extent the following are confidential, trade "know how," secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Employers, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Employers, either during or after the Executive's employment with the Employers, except in the course of performing the Executive's duties hereunder or with the Employers' express written consent; and

               5.1.2 To deliver promptly to the Employers on termination of the Executive's employment by the Employers, or at any time the Employers may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Employers' business and all property associated therewith, which the Executive may then possess or have under the Executive's control unless such information is necessary to enable the Executive to file any federal or state tax return or make any other report or filing or take any other action required by any law, regulation or order of any court or regulatory commission, department or agency.

               Notwithstanding the foregoing, nothing contained in this Section 5.1 shall restrict the Executive from using, disclosing or retaining any information (i) which is in the public domain or could readily be known or determined without being employed by the Employers or which enters the public domain through no breach of the Executive's obligations to the Employers, (ii) which the Executive acquired prior to his employment by the Employers, (iii) which the Executive properly acquired or acquires from parties independent of the Employers,
(iv) which the Executive is required to disclose by law, regulation, order or legal process, (v) which is desirable to establish the Executive's claim or defense in any litigation between the parties, provided that the Executive uses his best efforts to ensure that confidential treatment will be afforded such information.

          5.2 During the term of the Executive's employment by the Employers and, in the event of the termination of the Executive's employment for any reason, for the 180-day period immediately following the date of termination, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Employers or of any of their subsidiaries; in any state in which any such business is conducted or in which the Employers have specific plans to conduct business at the time of such termination, the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section 5.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to one percent (1%) of the outstanding shares of capital stock of any public corporation. The Executive shall not be deemed to be in breach of this Section 5.2 because
(i) a public corporation of which he owns more than 1% of the outstanding capital stock begins to engage in any such prohibited activities or (ii) his ownership interest in a public corporation engaged in such activities increases to more than 1% of such corporation's issued and outstanding capital stock in either case without any volitional act on the part of the Executive, if, in the case of either clause (i) or (ii) above, within sixty (60) days of learning of such event, the Executive disposes of the amount of capital stock necessary to cause his ownership to be less than 1% of the amount of such capital stock issued and outstanding.

          5.3 When the Executive's employment by the Employers terminates for any reason whatsoever, then during the period commencing on the date of such termination and ending on the second anniversary thereof, the Executive shall not without the express written consent of SFC, directly or indirectly, (i) solicit any employee of the Employers or of any of their subsidiaries to terminate his employment with the Employers or with such subsidiary or (ii) hire any such employee.

          5.4 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1, 5.2 or
5.3 hereof, the Employers shall have, in addition to any other remedies they may have, the following rights and remedies:

               5.4.1     The right and remedy to have the
provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Employers and that money damages will not provide an adequate remedy to the Employers; and

               5.4.2 The right and remedy to require the Executive to account for and pay over to the Employers all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Executive hereby agrees to account for and pay over such Benefits to the Employers.

               5.4.3     Each of the rights and remedies
enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Employers under law or in equity.

          5.5  If any of the covenants contained in Section 5.1,
5.2 or 5.3, or any part thereof, hereafter is construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          5.6  If any of the covenants contained in Section 5.1,
5.2 or 5.3, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

          5.7 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1,
5.2 and 5.3 upon the courts of any state within the geographical scope of such covenants where the Executive is engaged in activities in violation of such covenants or the Employers are damaged or harmed in any way by the Executive's violation of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Employers' right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

     6. Inventions and Patents. The Executive agrees that all processes, technologies and inventions (collectively "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him while employed by the Employers shall belong to the Employers, provided that such Inventions grew out of the Executive's work with the Employers or any of their subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Employers or any of their subsidiaries or affiliates or are conceived or made on the Employers' time or with the use of the Employers' facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Employers; (b) assign to the Employers, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

     7. Intellectual Property. The Employers shall be the exclusive owners of all the products and proceeds of the Executive's services with the Employers, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Executive's employment by the Employers, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Employers, execute such assignments, certificates or other instruments as the Employers may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend their right, title or interest in or to any such properties.

     8. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first-class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed) or sent by telecopier, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

          If to the Employers, to:

               Specialty Foods Acquisition Corporation
               Specialty Foods Corporation
               520 Lake Cook Road
               Suite 520
               Deerfield, Illinois  60015
               Telecopier:  847/405-5310
               Attention:  Chief Executive Officer

          If to the Executive, to:

               Mr. Patrick J. O'Dea
               c/o Mother's Cake & Cookie Co.
               810 81st Avenue
               Oakland, California  94621
               Telecopier:  510/613-0621

     9.   General.

          9.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely in Illinois.

          9.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          9.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise of inducement not so set forth.

          9.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Employers may assign their rights, together with their obligations, hereunder (i) to any subsidiary of or successor-in-interest to any of them, or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of the business or assets of any of them; in any event the obligations of the Employers hereunder shall be binding on their successors or permitted assigns, whether by merger, consolidation or acquisition of all or substantially all of either of their businesses or assets.

          9.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          9.6 This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement (or amendment as the case may be).

          9.7 Survival. The provisions of Sections 5, 6 and 7 shall survive any termination of this Agreement.

     10.  Certain Definitions.

          10.1 As used herein the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              SPECIALTY FOODS CORPORATION


                              By:  /s/ Lawrence S. Benjamin
                                   ------------------------
                              Name:     Lawrence S. Benjamin
                              Title:    President & CEO


                              MCC-DSD HOLDINGS, INC.


                              By:  /s/ Lawrence S. Benjamin
                                   ------------------------
                              Name:     Lawrence S. Benjamin
                              Title:    Vice President


                              MOTHER'S CAKE & COOKIE CO.


                              By:  /s/ Lawrence S. Benjamin
                                   ------------------------
                              Name:     Lawrence S. Benjamin
                              Title:    Vice President


                              /s/ Patrick J. O'Dea
                              --------------------
                              PATRICK J. O'DEA